BATTLE FOWLER LLP
                               PARK AVENUE TOWER
                              75 EAST 55TH STREET
                           NEW YORK, N.Y. 10022-3205

                                 (212) 856-7000

                          WRITER'S DIRECT DIAL NUMBER


                           WRITER'S FACSIMILE NUMBER

                                 (212) 856-7816


                                October 22, 1999


Jacob Internet Fund Inc.
1675 Broadway
New York, NY  10019

Gentlemen:

         We have acted as counsel to Jacob Internet Fund Inc., a Maryland corporation (the "Fund"), in connection with the preparation and filing of Registration Statement No. 333-82865 on Form N-1A and all amendments thereto (the "Registration Statement") covering shares of Common Stock, par value $.001 per share, of the Fund.

         We have examined copies of the Articles of Incorporation and By-Laws of the Fund, the Registration Statement, and such other corporate records, proceedings and documents, including the consent of the Board of Directors and the minutes of the meeting of the Board of Directors of the Fund, as we have deemed necessary for the purpose of this opinion. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

         We are not admitted to the practice of law in any jurisdiction but the State of New York and we do not express any opinion as to the laws of other states or jurisdictions except as to matters of Federal law and, with respect to the limited scope of this opinion, Maryland corporate law.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock, par value $.001 per share, of the Fund, to be issued in accordance with the terms of the

880115.1

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                               BATTLE FOWLER LLP                         PAGE 2

Jacob Internet Fund Inc.                                       October 22, 1999


offering, as set forth in the Prospectus and Statement of Additional Information included as part of the Registration Statement, and when issued and paid for, will constitute validly authorized and legally issued shares of Common Stock, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the heading "Legal Counsel" in the Prospectus and "Counsel and Independent Auditors" in the Statement of Information.

                                                Very truly yours,


                                                /s/Battle Fowler LLP